Exhibit 10.6
Master Loan and Security Agreement Number 344489 dated as of August 12, 2011
Name and Address of Borrower:
Choice Environmental Services, Inc.
4725 PIEDMONT ROW DR
STE 400
CHARLOTTE, NC 28210

Master Loan and Security Agreement Provisions

1. INTRODUCTION. In consideration of the mutual covenants set forth herein, Borrower and Lender hereby enter into this Master Loan and Security Agreement and agree to the terms and conditions set forth herein. Each Loan Schedule that is executed by Borrower and Lender from time to time pursuant to this Master Loan and Security Agreement shall be deemed to be a separate loan transaction incorporating all of the terms and conditions of this Master Loan and Security Agreement. References in this Master Loan and Security Agreement to “Agreement”, “hereunder” and “herein” shall mean a Loan Schedule which incorporates this Master Loan and Security Agreement. References in this Master Loan and Security Agreement to “Loan” shall mean the loan transaction evidenced by a Loan Schedule.
2. LOAN SCHEDULES. Borrower shall evidence its agreement to enter into a loan transaction incorporating the terms hereof by executing and delivering to Lender a Loan Schedule. Borrower’s execution of a Loan Schedule shall obligate Borrower to make all of the payments set forth in the Loan Schedule. The Loan Schedule shall set forth the amount of the Loan, the term of the Loan, the number of payments to be made and the amount and dates upon which such payments are due (each a “Payment Date”). The Borrower’s obligation to repay the principal amount of each Loan together with interest and all other amounts payable by Borrower as set forth in the applicable Loan Schedule is absolute, unconditional and irrevocable, and all such amounts shall be paid by Borrower in accordance with the terms thereof without any abatement, reduction, setoff or defense of any kind.
3. SECURITY INTEREST. To secure the payment and performance of each and every debt, liability and obligation of every type and description which Borrower may now or at any time hereafter owe to Lender (whether such debt, liability or obligation now exists or is hereafter created, acquired or incurred, arises out of a lease, installment sale contract or loan, swap, derivative, foreign exchange, hedge or other similar agreement, whether or not it is currently contemplated by the Borrower and Lender, whether or not any documents evidencing it refer to this Master Loan and Security Agreement, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, joint, several or joint and several, and all costs and expenses incurred by Lender to obtain, preserve, perfect and enforce the security interest granted herein and to maintain, preserve and collect the property subject to the security interest; all such debts, liabilities and obligations being herein collectively referred to as the “Obligations”), Borrower hereby grants to Lender a first-priority security interest in all of the property described in each Loan Schedule, together with all substitutions, replacements, parts, accessories, supplies, improvements, additions and accessions now or hereafter affixed thereto or used in connection therewith, and all proceeds and products thereof (referred to collectively as the “Collateral” and individually as an “Item”), and all books and records of Borrower pertaining to the Collateral.
4. BORROWER COVENANTS; REPRESENTATIONS AND WARRANTIES. (a) Affirmative Covenants. Borrower shall: (i) have, at the time Borrower acquires rights in the Collateral, absolute title to each Item of Collateral free and clear of all security interests, liens and encumbrances except the security interest of Lender and the subordinated security interest of Wells Fargo Bank, National Association, and will defend the Collateral against all claims or demands of all persons other than Lender; (ii) use the Collateral primarily for business purposes as opposed to personal, family or household purposes; (iii) pay all shipping and delivery charges and other expenses incurred in connection with the Collateral and pay all lawful claims, whether for labor, materials, supplies, rent, assessments, taxes or services, which might or could if unpaid become a lien on the Collateral; (iv) comply in all material respects with all laws and regulations and rules, all manufacturer’s instructions and warranty requirements, and the conditions and requirements of all policies of insurance relating to the Collateral and its use, and use reasonable care to prevent any portion of the Collateral from being damaged or depreciating at an excessive rate (normal wear and tear excepted); (v) mark and identify the Collateral with all information and in such manner as Lender may reasonably request from time to time and replace promptly any such markings or identification which are removed, defaced or destroyed; (vi) at any and all times during business hours, grant Lender free access to enter upon the premises wherein the Collateral shall be located or used and permit Lender to audit and inspect the Collateral; (vii) pay when due or reimburse Lender on demand for all reasonable out of pocket costs of collection of any of the Obligations and all other reasonable out-of-pocket expenses (including in each case all reasonable attorneys’ fees) incurred by Lender in connection with the creation, perfection, satisfaction, protection, liquidation, defense or enforcement of Lender’s security interest in the Collateral or the creation, continuance, protection, defense or enforcement of this Agreement or any or all of the Obligations, including expenses incurred in any litigation or bankruptcy or insolvency proceedings; (viii) maintain a system of accounts established and administered in accordance with generally accepted accounting principles and practices consistently applied; (ix) if Borrower should no longer be wholly owned by Swisher Hygiene, Inc., or if Swisher Hygiene, Inc., should cease to be a publicly traded company or its financial statements should no longer be publicly available, then within forty-five (45) days after the end of each fiscal quarter other than the final fiscal quarter of each fiscal year, deliver to Lender a balance sheet and statement of income as at the end of such quarter, each setting forth in comparative form the corresponding figures for the comparable period in the preceding fiscal year and, within one hundred and twenty (120) days
THIS AGREEMENT INCLUDES THE TERMS ON THE ATTACHED PAGE(S).

Lender: Wells Fargo Equipment Finance, Inc.	Borrower: Choice Environmental Services, Inc.
/s/ David Kuhn

By	/s/ Thomas Aucamp By

VP Title	EVP Title

after the end of each fiscal year, deliver to Lender a balance sheet as at the end of such year and statements of income and cash flows for such year, with accompanying notes to financial statements, each setting forth in comparative form the corresponding figures for the preceding year, in each case prepared in accordance with generally accepted accounting principles and practices consistently applied and certified by Borrower’s chief financial officer as fairly presenting the financial position and results of operations of Borrower, and, in the case of year-end financial statements, certified by an independent accounting firm acceptable to Lender; (x) with reasonable promptness, Borrower shall furnish Lender with such other information, financial or otherwise, relating to Borrower or the Collateral as Lender shall reasonably request; and (xi) except to the extent caused by Lender’s intentional misconduct or gross negligence, indemnify Lender against all losses, claims, demands, liabilities and expenses of every kind (including, without limitation, attorneys’ fees) arising out of, related to, or caused by, an Item or Items of Collateral.
(b) Negative Covenants. Borrower shall not (i) voluntarily or involuntarily create, incur, assume or suffer to exist any mortgage, lien, security interest, pledge or other encumbrance or attachment of any kind whatsoever upon, affecting or with respect to the Collateral or the Agreement or any of Borrower’s interest under the Agreement, except for the subordinated security interest of Wells Fargo Bank, National Association; (ii) permit the name of any person, association or corporation other than Borrower or Lender to be placed on the Collateral as a designation that might be interpreted as a claim of ownership or security interest; (iii) part with possession or control of or suffer or allow to pass out of its possession or control any Item or change the location of the Collateral (other than titled vehicles) or any part thereof from the address shown on the Loan Schedule without Lender’s prior written consent; (iv) ASSIGN OR IN ANY WAY DISPOSE OF ALL OR ANY PART OF ITS RIGHTS OR OBLIGATIONS UNDER THE AGREEMENT OR ENTER INTO ANY LEASE OR SALE OF ALL OR ANY PART OF THE COLLATERAL WITHOUT LENDER’S PRIOR WRITTEN CONSENT (and any attempt by Borrower to assign shall be null and void); (v) change its name or address from that set forth above unless it shall have given Lender no less than thirty (30) days’ prior written notice thereof; (vi) permit the sale or transfer of any shares of its capital stock or of any ownership interest in the Borrower to any person, persons, entity or entities (whether in one single transaction or in multiple transactions) which results in a transfer of a majority interest in the ownership and/or the control of the Borrower from the person, persons, entity or entities who hold ownership or control of the Borrower as of the date of this Master Loan and Security Agreement, or otherwise change its corporate/organizational structure or the jurisdiction in which it is organized; (vii) consolidate with or merge into or with any other entity (unless Borrower is the surviving entity) or sell, transfer, lease or otherwise dispose of all or substantially all of Borrower’s assets to any person or entity.
(c) Representations and Warranties. Borrower represents and warrants to Lender, that effective on the date on which Borrower executes this Master Loan and Security Agreement and each Loan Schedule: (i) if Borrower is a partnership, corporation, limited liability company or other legal entity, the execution and delivery of this Master Loan and Security Agreement, each Loan Schedule and the performance of Borrower’s obligations hereunder and thereunder have been duly authorized by all necessary action on the part of the Borrower and are not in contravention of, and will not result in a breach of, any of the terms of Borrower’s charter, by-laws, articles of incorporation or other organic documents or any loan agreements or indentures of Borrower, or any other contract, agreement or instrument to which Borrower is a party or by which it is bound; (ii) the person signing the Master Loan and Security Agreement and each Loan Schedule on behalf of Borrower is duly authorized; (iii) Borrower’s exact legal name as it appears on its charter or other organic documents, including as to punctuation and capitalization, and its principal place of business or chief executive office is as set forth in the heading of this Master Loan and Security Agreement; (iv) Borrower is duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation and is duly qualified and authorized to transact business in, and is in good standing under the laws of, each other state in which the Collateral is or will be located; (v) there has been no change in the name of the Borrower, or the name under which Borrower conducts business within the one year preceding the date hereof except as previously reported in writing to Lender; (vi) Borrower has not moved its principal place of business or chief executive office, or has not changed the jurisdiction of its organization within the one year preceding the date hereof except as previously reported in writing to Lender; (vii) this Master Loan and Security Agreement and each Loan Schedule constitute a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms; (viii) all information provided by Borrower to Lender in connection with a Loan is true and correct in all material respects; (ix) the Collateral will be used primarily for business purposes as opposed to personal, family or household purposes; and (x) there are no suits pending or, to Borrower’s knowledge, threatened against Borrower or any guarantor which, if decided adversely, might materially adversely affect Borrower’s or such guarantor’s financial condition, the value, utility or remaining useful life of the Collateral, the rights intended to be afforded to Lender hereunder or under any guarantee or the ability of Borrower or any guarantor to perform its obligations under the Master Loan and Security Agreement or any document delivered in connection with the Loan.
5. ASSIGNMENT. Lender may sell or assign, or grant a security interest in, its interest in one or more Agreements, or in this Master Loan and Security Agreement, or any Loan, and assign its security interest in all or any part of the Collateral, in whole or in part, without notice to or the consent of Borrower. Borrower agrees not to assert against any assignee of Lender any claim or defense Borrower may have against Lender.
6. COLLATERAL PERSONALTY. The Collateral shall remain personal property regardless of its attachment to realty, and Borrower agrees to take such action at its expense as may be necessary to prevent any third party from acquiring any interest in the Collateral as a result of its attachment to realty. If requested by Lender with respect to any Item, Borrower will obtain and deliver to Lender waivers of interest or liens in recordable form, satisfactory to Lender, from all persons claiming any interest in the real property on which such Item is installed or located.
7. USE AND MAINTENANCE. Borrower will use the Collateral with due care and for the purpose for which it is intended. Borrower will maintain the Collateral in good repair, condition and working order and will furnish all parts and services required therefor, all at its expense, ordinary wear and tear excepted. Borrower shall, at its expense, make all modifications and improvements to the Collateral required by law, and shall not make other modifications or improvements to the Collateral without the prior written consent of Lender if such modifications or improvements may reasonably be expected to have an adverse effect on the value or marketability of the Collateral. All parts, modifications and improvements to the Collateral shall, when installed or made, immediately become part of the Collateral for all purposes and subject to Lender’s security interest under the Agreement. The Collateral shall not be used outside of the United States without Lender’s prior written consent.
8. LOSS OR DAMAGE. Borrower shall bear all risk of damage, loss, theft, destruction, condemnation or seizure with respect to the Collateral, and no damage, loss, theft, destruction of, condemnation or seizure with respect to the Collateral or any part thereof shall affect any obligation of Borrower under the Agreement, which shall continue in full force and effect. Borrower shall advise Lender in writing within ten (10) business days of the occurrence of any damage, loss, theft, destruction or governmental commandeering of any Item (an “Event of Loss”) and of the circumstances and extent of such Event of Loss. Borrower shall either

(a) replace such Item with collateral acceptable to Lender within 30 days after the Event of Loss and such replacement collateral shall automatically become Collateral subject to Lender’s security interest under the Agreement or (b) pay down the Obligations by an amount representing the unpaid portion of the Obligations funded in reliance of the affected Items as reasonably determined by Lender. Any insurance or condemnation proceeds received shall be paid to Lender and credited to Borrower’s obligation under this paragraph. Whenever the Collateral is damaged and such damage can be repaired, Borrower shall, at its expense, promptly effect such repairs as Lender shall deem necessary for compliance with paragraph 7, above. Proceeds of insurance with respect to such reparable damage to the Collateral shall be applied either to the repair of the Collateral by payment directly to the party completing the repairs, or to the reimbursement of Borrower for the cost of such repairs provided that Lender shall have received such evidence as Lender shall reasonably deem satisfactory that such repairs have been completed, and further provided that Lender may apply such proceeds to the payment of any installment or other sum due or to become due under the Agreement if there shall have occurred and be continuing any Event of Default or any event which with lapse of time or notice, or both, would become an Event of Default.
9. INSURANCE. Borrower shall obtain and maintain on or with respect to the Collateral at its own expense all-risk physical damage insurance, including the risks normally included in extended coverage, malicious mischief and vandalism, insuring against loss or damage to the Collateral in an amount not less than the full replacement value of the Collateral. Borrower shall furnish Lender with a certificate of insurance evidencing the issuance of a policy to Borrower in at least the minimum amount required herein naming Lender as loss payee. Such policy shall be in such form and with such insurers as may be reasonably satisfactory to Lender, and shall contain a clause specifying that no action or misrepresentation by Borrower shall invalidate such policy and a clause requiring the insurer to give to Lender at least thirty (30) days prior written notice of (a) the cancellation or non-renewal of such policy or (b) any amendment to the terms of such policy if such amendment would cause the policy no longer to conform to the policy requirements stated in this paragraph, and at least ten (10) days prior written notice for non-payment of premium, and that the coverage of Lender shall not be terminated, reduced or affected in any manner regardless of any breach or violation by Borrower or any of its affiliates of any warranties, declarations or conditions of such insurance policy or policies. Borrower shall deliver to Lender annually and at any time that there is a change in insurance carrier, evidence satisfactory to Lender of the required insurance coverage. Borrower hereby assigns to Lender the proceeds of all insurance and directs any insurer to make payments directly to Lender upon Lender’s certification to such insurer that there has occurred and is continuing an Event of Default or any event which with lapse of time or notice, or both, would become an Event of Default. Lender shall be under no duty to ascertain the existence of or to examine any such policy or to advise Borrower in the event any such policy shall not comply with the requirements hereof.
10. ADDITIONAL ACTION; EXPENSES. Borrower will promptly execute and deliver to Lender such further documents and take such further action as Lender may request in order to carry out more effectively the intent and purpose of the Agreement, including any action deemed necessary to protect fully Lender’s interest under the Agreement in accordance with the Uniform Commercial Code or other applicable law. Lender and any assignee of Lender is authorized to file one or more Uniform Commercial Code financing statements without the signature of Borrower or signed by Lender or any assignee of Lender as attorney-in-fact for Borrower. Borrower hereby grants to Lender a power of attorney in Borrower’s name, to apply for a certificate of title for any Item that is required to be titled under the laws of any jurisdiction where the Collateral is or may be used and/or to transfer title thereto upon the exercise by Lender of its remedies upon an Event of Default by Borrower under the Agreement. Borrower acknowledges that Lender may incur out-of-pocket costs and expenses in connection with the Loans contemplated by this Master Loan and Security Agreement, and accordingly agrees to pay (or reimburse Lender for) the reasonable costs and expenses related to (a) filing any financing, continuation or termination statements, (b) any title and lien searches with respect to the Agreement and the Collateral, (c) documentary stamp taxes relating thereto, and (d) procuring certified charter documents and good standing certificates of Borrower and any guarantor. Borrower will do whatever may be necessary to have a statement of the interest of Lender and any assignee of Lender in the Collateral noted on any certificate of title relating to the Collateral and will deliver said certificate to Lender. If Borrower fails to perform or comply with any of its agreements, Lender may perform or comply with such agreements in its own name or in Borrower’s name as attorney-in-fact and the amount of any payments and expenses of Lender incurred in connection with such performance or compliance, together with interest thereon at the rate provided below, shall be deemed payable by Borrower upon demand.
11. LATE CHARGES. In the event any amount payable under the Agreement shall not be paid within ten (10) days of when due, Lender shall have the right to assess and Borrower shall pay to Lender, as a late charge, 5% of such overdue amount or the maximum late charge allowed by law, whichever is less. Payments thereafter received shall be applied first to delinquent installments and then to current installments.
12. DEFAULT. Each of the following events shall constitute an “Event of Default” under the Agreement: (a) Borrower shall fail to make any required payment within ten (10) days of when due under this Agreement; (b) any certificate, statement, representation, warranty or financial or credit information heretofore or hereafter made or furnished by or on behalf of Borrower or any guarantor of Borrower’s obligations under the Agreement proves to have been false or misleading in any material respect when made or, as of the date of any Loan, Borrower shall have omitted any material fact, contingent or unliquidated liability or claim against Borrower or any such guarantor; (c) Borrower shall fail to observe or perform any other agreement to be observed or performed by Borrower under the Agreement and the continuance thereof for ten (10) days following written notice thereof by Lender to Borrower; (d) Borrower or any guarantor or any partner of Borrower if Borrower is a partnership shall cease doing business as a going concern or make an assignment for the benefit of creditors; (e) Borrower or any guarantor or any partner of Borrower if Borrower is a partnership or the holder(s) of the majority ownership interests of Borrower shall voluntarily file, or have filed against it involuntarily (and which involuntary filing remains undismissed for sixty (60) days), a petition for liquidation, reorganization, adjustment of debt, or similar relief under the federal Bankruptcy Code or any other present or future federal or state bankruptcy or insolvency law, or a trustee, receiver, or liquidator shall be appointed of it or of all or a substantial part of its assets; (f) Borrower or any guarantor shall be in breach of or in default in the payment or performance of obligations having a combined outstanding amount of $1,000,000 or more under any credit agreement, conditional sales contract, lease or other contract, howsoever arising; (g) an event of default shall occur under any other obligation Borrower or guarantor owes to Lender; (h) an event of default shall occur under any indebtedness Borrower may now or hereafter owe to any affiliate of Lender; or (i) a change in Borrower’s or any guarantor’s condition or circumstances from the date hereof results in a Material Adverse Effect. “Material Adverse Effect” shall mean a material adverse effect upon any of (i) the financial condition, operations, business or properties of the Borrower or any guarantor taken as a whole; (ii) the ability of the Borrower or any guarantor, taken as a whole, to perform its obligations under this Agreement or any guaranty to which it is a party in any material respect or any other material contract in any material respect to which any one or more of them is a party; (iii) the legality, validity or enforceability of this Agreement or any guaranty; or (iv) the perfection or priority of the security interest granted under this Agreement or the rights and remedies of the Lender under this Agreement (other than, in each case, a change resulting from any act or omission by the Lender).

13. REMEDIES. At any time after the occurrence of an Event of Default, Lender shall have the remedies of a secured party under the Uniform Commercial Code and other applicable laws and may also exercise one or more of the following remedies:
(a) Lender may declare all unmatured obligations, including but not limited to, all unpaid amounts due and to become due under this Agreement and under each and every other Loan Schedule to this Master Loan and Security Agreement to be immediately due and payable and thereupon all such amounts including, without limitation, the full principal balance of each Loan and any additional amount due upon the prepayment of any Loan prior to its scheduled maturity date, whether denominated as a prepayment premium or otherwise, together with accrued but unpaid interest through and including the date of payment in full, shall be and become immediately due and payable (collectively, the “Accelerated Balance”). Interest on the Accelerated Balance shall be calculated from the date of such Event of Default, both before and after judgment, at a rate equal to the lesser of 12% per annum or the highest rate permitted by law.
(b) Lender may require Borrower, at Lender’s request and at Borrower’s own cost, to promptly deliver possession of the Collateral to Lender in such manner and to such place as Lender shall direct, or Lender may at any hour, without notice to Borrower but without a breach of the peace, and without liability except for malicious acts by its agents, enter upon Borrower’s premises or any other premises and take possession of or render unusable any of the Collateral, and hold, lease or sell at public or private sale any such Collateral, which sale may, at Lender’s option, be held on Borrower’s premises. If Lender leases or sells the Collateral, Lender shall have the right to recover from Borrower any deficiency remaining after the application of the proceeds to the Accelerated Balance and all other amounts due under the Agreement. At any such sale, Lender may disclaim any warranties of title or the like. If Lender sells any of the Collateral upon credit, Borrower will be credited only with the payments actually made by the purchaser. Any notice of sale, disposition or other action by Lender required by law and sent to Borrower at Borrower’s address shown above, or at such other address as Borrower may from time to time be shown on the records of Lender, at least five (5) days prior to such action, shall constitute reasonable notice to Borrower. Lender shall be entitled to apply the proceeds of any sale or other disposition of the Collateral to the Obligations in such order and manner as Lender may determine. Borrower waives any and all rights to notice or hearing prior to Lender taking immediate possession of the Collateral or any portion thereof, and Borrower waives any and all rights to a bond or security which may be required by applicable law prior to the exercise of any of Lender’s remedies against the Collateral or any portion thereof. Borrower waives any and all requirements that the Lender sell or dispose of all or any part of the Collateral at any particular time, regardless of whether Borrower has requested such sale or disposition.
(c) In addition to any amounts recoverable under this paragraph 13, Lender shall be entitled to recover all out of pocket expenses and collection costs which Lender shall have incurred by reason of any Event of Default, including but not limited to expenses of repossession, repair, storage, transportation, and disposition of the Collateral and including expenses incurred by employees and reasonable attorneys’ fees, including attorneys’ fees on appeal.
(d) Lender’s remedies shall be cumulative and may be exercised singularly or concurrently at Lender’s option, and shall be in addition to all other remedies at law or in equity or by agreement, but only to the extent necessary to permit Lender to recover amounts for which Borrower is liable under the Agreement. Borrower waives any requirements of law that might limit any of the remedies herein to the extent permitted by law. No express or implied waiver by Lender of any breach of Borrower’s obligations under the Agreement shall constitute a waiver of any other breach of Borrower’s obligations under the Agreement. Lender’s failure or delay in exercising any rights shall not be a waiver of any such right upon the continuation or recurrence of any Event of Default. Any single or partial exercise of any right by Lender shall not exhaust the same or be a waiver of any other right. To the extent permitted by applicable law, Borrower hereby waives the benefit and advantage of, and covenants not to assert against Lender, any valuation, inquisition, stay, appraisement, extension or redemption laws now existing or which may hereafter exist which, but for this provision, might be applicable to any sale or lease made under the judgment, order or decree of any court or under the powers of sale and leasing conferred by the Agreement or otherwise. To the extent permitted by applicable law, Borrower hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lender to sell, lease or otherwise use any Collateral in mitigation of Lender’s damages.
14. NOTICES. Any written notice under the Agreement to Borrower or Lender shall be deemed to have been given when delivered personally or deposited with a nationally recognized overnight courier service or in the United States mails, postage prepaid, addressed to recipient at its address set forth above or at such other address as may be last known to the sender. In the event Borrower changes its address at any time prior to the date the Obligations are paid in full, Borrower agrees to promptly give written notice of said change of address in the manner set forth herein.
15. NON-WAIVER. No course of dealing between Lender and Borrower or any delay or omission on the part of Lender in exercising any rights under the Agreement shall operate as a waiver of any rights of Lender. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver or consent shall be binding upon Lender unless it is in writing and signed by Lender.
16. MISCELLANEOUS. This Master Loan and Security Agreement and the Loan Schedules represent the entire agreement between the parties with respect to the transactions contemplated hereby. This Agreement can be modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by Lender. Lender’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if Lender exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and Lender need not otherwise preserve, protect, insure or care for any Collateral. Lender shall not be obligated to exercise or reserve any rights Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, representatives and assigns and shall take effect when signed by Borrower and delivered to Lender, and Borrower waives notice of Lender’s acceptance hereof. Lender may execute this Agreement if appropriate for the purpose of filing, but the failure of Lender to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement. Except to the extent otherwise required by law, this Agreement shall be governed by the internal laws of the State of Minnesota. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations. If this Agreement is signed by more than one person as Borrower, the term “Borrower” shall refer to each of them separately and to both or all of them jointly; all such persons shall be bound both severally and jointly with the other(s); and the Obligations shall include all debts, liabilities and obligations owed to Lender by any Borrower solely or by both or several or all Borrowers jointly or jointly and severally, and all property described in paragraph 3 shall be included as part of the Collateral, whether it is owned jointly by both or all Borrowers or is owned in whole or in part by one (or more) of them. The captions contained herein or in any Loan Schedule are inserted for convenience only and shall not affect the meaning or interpretation of this Master Loan and Security Agreement or any Loan Schedule. Lender may in its sole discretion, accept a photocopy, electronically transmitted facsimile or other reproduction of this Agreement and/or a Loan Schedule (a “Counterpart”) as the binding and effective record of this Agreement and/or a Loan Schedule whether or not an ink signed copy hereof or thereof is also received by Lender from Borrower, provided, however, that if Lender accepts a Counterpart as the binding and effective record of this Agreement or a Loan Schedule, the Counterpart acknowledged in writing by Lender shall constitute the record hereof or thereof. Borrower agrees that a Counterpart of this Agreement or a Loan Schedule received by Lender, shall, when acknowledged in writing by Lender, constitute an original document for the purposes of establishing the provisions hereof and thereof and shall be legally admissible under the best evidence rule and binding on and enforceable against Borrower. If Lender accepts a Counterpart of a Loan Schedule as the binding and effective record thereof only such Counterpart acknowledged in writing by Lender shall be marked “Original” and to the extent that a Loan Schedule constitutes chattel paper, a security interest may only be created in the Loan Schedule that bears Lender’s ink signed acknowledgement and is marked “Original.” TIME IS OF THE ESSENCE WITH RESPECT TO THE OBLIGATIONS OF BORROWER UNDER THIS AGREEMENT.
ARBITRATION:
(a) Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way (i) the loan and related loan and security documents which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit under this Agreement.
(b) Governing Rules. Any arbitration proceeding will (i) proceed in a location selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the “Rules”). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.
(c) No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.
(d) Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in, or a neutral retired judge of the state or federal judiciary of the state in which the arbitration proceeding takes place, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of Minnesota and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Minnesota Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.
(e) Discovery. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date and within 180 days of the filing of the dispute with the AAA. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party’s presentation and that no alternative means for obtaining information is available.
(f) Class Proceedings and Consolidations. The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.
(g) Payment of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

(h) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the documents between the parties or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the documents or any relationship between the parties.